UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009
OMEROS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 676-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On December 8, 2009, following the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Omeros Corporation, the Board elected Daniel K. Spiegelman as a Class I director with a term expiring at the 2010 annual meeting of shareholders of Omeros. The Board also appointed Mr. Spiegelman as the Chairman of the Audit Committee of the Board and determined that he is an “audit committee financial expert” as defined in the rules of the U.S. Securities and Exchange Commission (the “SEC”). The members of the Audit Committee are now Thomas J. Cable, Mr. Spiegelman and Jean-Philippe Tripet.
     Mr. Spiegelman is eligible to participate in Omeros’ non-employee director compensation policy, which is described in the Form S-1/A filed by Omeros with the SEC on October 2, 2009. Under this policy, Mr. Spiegelman will receive cash compensation for his services in the following amounts: $20,000 per year for serving on the Board; plus $15,000 per year for serving as the Chairman of the Audit Committee; plus $1,750 for each meeting of the Board attended in person; plus $500 for each meeting of the Board attended by telephone; plus $500 for each committee meeting attended in person or by telephone. These fees will be paid on a quarterly basis as earned.
     In addition, pursuant to the non-employee director compensation policy, on the date of his election to the Board, Mr. Spiegelman received an automatic grant of an option to purchase 15,000 shares of Omeros common stock, with the shares subject to the option vesting in equal annual installments over a three-year period beginning on the date of his election. Moreover, the non-employee director compensation policy provides for an annual grant of an option award to purchase 5,000 shares of Omeros common stock as further described in such policy.
     A press release announcing Mr. Spiegelman’s election to the Board is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated December 9, 2009 announcing election of Daniel K. Spiegelman to the Board of Directors of Omeros Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: December 9, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated December 9, 2009 announcing election of Daniel K. Spiegelman to the Board of Directors of Omeros Corporation.